SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Under Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2005

ResMed Inc

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14040 Danielson Street

Poway, California 92064-6857

(Address of Principal Executive Offices)

(858) 746-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 8, 2005, our wholly-owned subsidiaries ResMed Corp and ResMed EAP Holdings Inc. entered into a First Amended and Restated Loan Agreement with Union Bank of California, N.A. (the “Loan Agreement”), that provides for two revolving loans, one of up to $15 million and one of up to $25 million, for a total commitment of $40 million. Draws under both revolving loans must be made before October 1, 2008, at which time all unpaid principal and interest under both loans must be repaid. The outstanding principal amount due under either loan will bear interest at a rate equal to LIBOR plus either 1% or 0.9%, depending on certain financial ratios for ResMed Corp and ResMed EAP Holdings Inc. The current principal amount outstanding under the Loan Agreement is $10 million.

The obligations of ResMed Corp and ResMed EAP Holdings Inc. under the Loan Agreement are guaranteed by ResMed Inc under a Continuing Guaranty and secured by a pledge of substantially all of the personal property of ResMed EAP Holdings Inc. and substantially all of the assets of ResMed Corp. The Loan Agreement also contains customary covenants, including certain financial covenants and an obligation that ResMed Inc maintain certain financial ratios, including a maximum ratio of total debt to EBITDA (as defined in the Loan Agreement), a minimum tangible net worth and a minimum EBITDA. The entire principal amount of the Loan and any accrued but unpaid interest may be declared immediately due and payable in the event of the occurrence of an event of default as defined in the Loan Agreement. Events of default include, among other items, failure to make payments when due, the occurrence of a material default in the performance of any covenants in the Loan Agreement or related document or a 20% or more change in control of ResMed Inc, ResMed Corp or ResMed EAP Holdings Inc.

Copies of the Loan Agreement and related documents are attached as exhibits to this report, and the foregoing summary is qualified by reference to the full documents.

Item 2.03	Creation of a Direct Financial Obligation.

On November 8, 2005, our wholly-owned subsidiaries ResMed Corp. and ResMed EAP Holdings Inc. entered into the Loan Agreement described in Item 1.01 above, which descriptions are incorporated by reference into this Item 2.03. The obligations of ResMed Corp and ResMed EAP Holdings Inc are guaranteed by ResMed Inc described in Item 1.01 above.

Item 9.01.	Exhibits.

Exhibits:	Description of Document

10.1	First Amended and Restated Loan Agreement, dated as of November 1, 2005, by and among ResMed Corp, ResMed EAP Holdings Inc. and Union Bank of California, N.A.

10.2	Security Agreement, dated as of November 1, 2005, by and between ResMed EAP Holdings Inc. and Union Bank of California, N.A.

10.3	Continuing Guaranty, dated as of November 1, 2005, by and between ResMed Inc and Union Bank of California, N.A.

10.4	Commercial Promissory Note, dated as of November 1, 2005, made by ResMed Corp and ResMed EAP Holdings Inc.

10.5	Commercial Promissory Note, dated as of November 1, 2005, made by ResMed Corp and ResMed EAP Holdings Inc.

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

Date: November 14, 2005	RESMED INC (registrant)

	By:	/s/ ADRIAN M. SMITH
	Name:	Adrian M. Smith
	Its:	Senior Vice President Finance and Chief Financial Officer

Exhibit Index

Exhibits:	Description of Document

10.1	First Amended and Restated Loan Agreement, dated as of November 1, 2005, by and among ResMed Corp, ResMed EAP Holdings Inc. and Union Bank of California, N.A.

10.2	Security Agreement, dated as of November 1, 2005, by and between ResMed EAP Holdings Inc. and Union Bank of California, N.A.

10.3	Continuing Guaranty, dated as of November 1, 2005, by and between ResMed Inc and Union Bank of California, N.A.

10.4	Commercial Promissory Note, dated as of November 1, 2005, made by ResMed Corp and ResMed EAP Holdings Inc.

10.5	Commercial Promissory Note, dated as of November 1, 2005, made by ResMed Corp and ResMed EAP Holdings Inc.